SoftVest Advisors, LLC SC 13G/A

Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on Schedule 13G (including any and all amendments thereto) with respect to the Units of Beneficial Interest of Permian Basin Royalty Trust and further agree to the filing of this agreement as an Exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13G.

Dated: February 13, 2023

SOFTVEST ADVISORS, LLC

By:	/s/ Eric Oliver
Name:	Eric Oliver
Title:	President and Managing Member

SOFTVEST, LP

By:	SOFTVEST GP I, LLC, the General Partner

By:	/s/ Eric Oliver
Name:	Eric Oliver
Title:	President and Managing Member

SOFTVEST GP I, LLC

By:	/s/ Eric Oliver
Name:	Eric Oliver
Title:	President and Managing Member